Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL A Pennsylvania Limited Liability Partnership 4663463v.6 May 12, 2023 Board of Trustees, Mirae Asset Discovery Funds 1212 Avenue of the Americas, 10th Floor New York, NY 10036 Board of Trustees, Global X Funds 605 3rd Avenue, 43rd Floor New York, NY 10158 Re: Agreement and Plan of Reorganization (“Agreement”) adopted as of the 11th day of November, 2022 by and among: (i) Mirae Asset Discovery Funds (the “Target Entity”), separately, on behalf of its respective series identified on Exhibit A hereto (each a “Target Fund”); and (ii) Global X Funds (the “Acquiring Entity”), separately, on behalf of its respective series identified on Exhibit A hereto (each an “Acquiring Fund”) with Global X Management Company LLC (“Global X”) joining the Agreement solely for purposes of Section 9.2 of the Agreement Ladies and Gentlemen: You have requested our opinion as to certain federal income tax consequences of the Reorganizations set forth on Exhibit A, attached hereto, of each Target Fund, pursuant to which: (i) the Acquiring Fund will acquire the Assets of the corresponding Target Fund in exchange for shares of the Acquiring Fund of equal value to the Net Assets of the Target Fund being acquired and the assumption of the Liabilities, and (ii) the Target Fund will distribute such shares of the Acquiring Fund to shareholders of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in the Agreement (each such transaction, a “Reorganization” and collectively, the “Reorganizations”). Following its liquidation, each Target Fund will be dissolved. Each Acquiring Fund is, and will be immediately prior to Closing, a shell series, without assets (other than seed capital, which shall be paid out in redemption of the Initial Shares prior to the applicable Reorganization) or liabilities, created for the purpose of acquiring the Assets and assuming the Liabilities of the corresponding Target Fund Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

Board of Trustees, Mirae Asset Discovery Funds Board of Trustees, Global X Funds May 12, 2023 Page 2 Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL A Pennsylvania Limited Liability Partnership 4663463v.6 In rendering our opinion, we have reviewed and relied upon: (a) a copy of the executed Agreement, adopted as of the 11th day of November, 2022; (b) the Proxy Statement/Prospectus provided to shareholders of the Target Funds, dated January 19, 2023; (c) certain representations concerning each Reorganization made to us by the Acquiring Entity, on behalf of the Acquiring Funds, and the Target Entity, on behalf of the Target Funds, in letters dated May 12, 2023 (the “Representation Letters”); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion. For purposes of this opinion, we have assumed that each Target Fund, on the Closing Date of the Reorganization, satisfies, and immediately following the Closing Date of the Reorganization, each Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies. Based on the foregoing, and provided each Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letters for each Target Fund and the corresponding Acquiring Fund, it is our opinion that, for federal income tax purposes: 1. Each Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and each of the applicable Target Fund and the corresponding Acquiring Fund will be a “party to a reorganization” within the meaning of Section 368(b) of the Code. 2. No gain or loss will be recognized by the Target Fund upon the transfer of all the Assets of the Target Fund to the Acquiring Fund solely in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the Liabilities of the Target Fund, or upon the distribution of the shares of the Acquiring Fund to the applicable Target Fund Shareholders, except for (A) gain or loss that may be recognized on the transfer of “section 1256 contracts” as defined in Section 1256(b) of the Code, (B) gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a non-recognition transaction under the Code. 3. The tax basis in the hands of the Acquiring Fund of each Asset transferred from the corresponding Target Fund to the Acquiring Fund in the Reorganization will be the same as the tax basis of such Asset in the hands of the Target Fund immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Target Fund on the transfer.

Board of Trustees, Mirae Asset Discovery Funds Board of Trustees, Global X Funds May 12, 2023 Page 3 Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL A Pennsylvania Limited Liability Partnership 4663463v.6 4. The holding period in the hands of the Acquiring Fund of each Asset transferred from the corresponding Target Fund to the Acquiring Fund in the Reorganization, other than Assets with respect to which gain or loss is required to be recognized, will include the Target Fund’s holding period for such Asset (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an Asset). 5. No gain or loss will be recognized by the Acquiring Fund upon its receipt of all the Assets of the corresponding Target Fund solely in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the Liabilities of the Target Fund as part of the Reorganization. 6. No gain or loss will be recognized by the applicable Target Fund Shareholders upon the exchange of their shares of the Target Fund for shares of the corresponding Acquiring Fund as part of the Reorganization (except with respect to cash received by applicable Target Fund Shareholders in redemption of fractional shares prior to the Reorganization). 7. The aggregate tax basis of the shares of the Acquiring Fund shares each Target Fund Shareholder receives in the Reorganization will be the same as the aggregate tax basis of the shares of the Target Fund exchanged therefor. 8. Each Target Fund Shareholder’s holding period for the shares of the corresponding Acquiring Fund received in the Reorganization will include the Target Fund Shareholder’s holding period for the shares of the Target Fund exchanged therefor, provided that the Target Fund Shareholder held such shares of the Target Fund as capital assets on the date of the exchange. Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganization on the Target Fund, the Acquiring Fund or any Target Fund shareholders with respect to any asset as to which any gain or loss is required to be recognized for federal income tax purposes regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code. Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization. Our opinion is conditioned upon the performance by the Acquiring Entity, on behalf of the Acquiring Fund, and the Target Entity, on behalf of the Target Fund, of the undertakings in the Agreement and the Representation Letter. Except as expressly set forth above, we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect

Board of Trustees, Mirae Asset Discovery Funds Board of Trustees, Global X Funds May 12, 2023 Page 4 Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL A Pennsylvania Limited Liability Partnership 4663463v.6 to (i) the Reorganization or any transaction related to or contemplated by such Reorganization (or incident thereto) or (ii) the effect, if any, of the Reorganization on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization. We hereby consent to the use of this opinion as an exhibit to the registration statement of the Acquiring Funds on Form N-14, and any amendments thereto, covering the registration of the Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization. Very truly yours, STRADLEY RONON STEVENS & YOUNG, LLP

4663463v.6 EXHIBIT A CHART OF REORGANIZATION Target Entity and Target Funds Acquiring Entity and Acquiring Funds Mirae Asset Discovery Funds Global X Funds Emerging Markets Fund Global X Emerging Markets ETF Emerging Markets Great Consumer Fund Global X Emerging Markets Great Consumer ETF